Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference to our Firm's name and our Firm's audit of the proved oil and gas reserve quantities as of December 31, 2005, which appear in the Annual Report on Form 10-K of Southwestern Energy Company (the “Company”) and to the incorporation by reference of our Firm's name and review into the Post Effective Amendment No. 1 to each of the Company’s Registration Statements on Form S-8 (File No. 333-125714, filed June 5, 2005; File No. 333-121720, filed December 29, 2004; File No. 333-110140, filed October 31, 2003; File No. 333-101160, filed November 12, 2002; File No. 333-100702, filed October 24, 2002; File No. 333-69720, filed September 20, 2001; File No. 333-42494, filed July 28, 2000 ; File No. 333-96161, filed February 4, 2000; File No. 333-64961, filed September 30, 1998; File No. 333-03787, filed May 15, 1996; and File No. 333-03789 filed May 15, 1996).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By	/s/ David B. Cox

David B. Cox
Senior Vice President

Houston, Texas

June 27, 2006